                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                REGIS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 14, 1997

                            ------------------------

TO THE SHAREHOLDERS OF REGIS CORPORATION:

    The Annual Meeting of the Shareholders of Regis Corporation ("the Company") will be held at the Minneapolis Institute of Arts, 2400 Third Avenue South, Minneapolis, Minnesota, on October 14, 1997, commencing at 4:00 p.m., for the following purposes:

    1. To elect nine directors to serve for a one-year term and until their successors are elected and qualified; and

    2. To consider and vote upon a proposal to increase the number of shares of the Company available under the Company's 1991 Stock Option Plan; and

    3. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Only holders of record of the Company's Common Stock at the close of business on September 5, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

    A list of shareholders entitled to vote at the Annual Meeting will be available for examination, for any purpose germane to the Annual Meeting, at the Company's executive offices located at 7201 Metro Boulevard, Edina, Minnesota, during ordinary business hours for at least ten days prior to the Annual Meeting and for the duration of the Annual Meeting itself.

    Whether or not you plan to attend the Annual Meeting in person, please fill in, sign and date the enclosed proxy and mail it promptly. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

    Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.

                                          By Order of the Board of Directors
                                          Frank E. Evangelist
                                          SECRETARY

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

September 16, 1997

                                     [LOGO]

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 14, 1997

    This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the "Company"), in connection with solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on October 14, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    The address of the principal executive office of the Company is 7201 Metro Boulevard, Minneapolis, Minnesota 55439. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on September 16, 1997.

                     SOLICITATION AND REVOCATION OF PROXIES

    The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter without extra compensation.

    Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon.

                                 VOTING RIGHTS

    Only shareholders of record of the Company's 23,336,925 shares of Common Stock outstanding as of the close of business on September 5, 1997, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

                             ELECTION OF DIRECTORS

    Nine directors are to be elected at this annual meeting, each to hold office for one year until the 1998 annual meeting of shareholders. The Board of Directors has nominated the nine persons named below for election as directors. All of the nominees are presently directors of the Company.

    The enclosed proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as directors of the Company. In the event any one or more of such nominees shall unexpectedly become unavailable for reelection, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors. The following table contains certain information with respect to the nominees:

         NAME               AGE                             POSITION
----------------------      ---      ------------------------------------------------------
Rolf F. Bjelland                59   Director
Frank E. Evangelist             61   Senior Vice President, Finance, Secretary and Director
Paul D. Finkelstein             55   President, Chief Executive Officer and Director
Christopher A. Fox              47   Executive Vice President and Director
Thomas L. Gregory               61   Director
Van Zandt Hawn                  52   Director
Susan Hoyt                      53   Director
David B. Kunin                  38   Chief Executive Officer, Anasazi Exclusive Salon
                                     Products, LLC; Vice President, The Regis Foundation
                                     and Director
Myron Kunin                     68   Chairman of the Board of Directors

    Mr. Bjelland was elected a Director of the Company in 1983. Since 1983, Mr. Bjelland has been the Executive Vice President--Chief Investment Officer of Lutheran Brotherhood, a fraternal insurance society.

    Mr. Evangelist served as Treasurer of the Company from 1968 to 1988, was elected Secretary and a Director in 1986, and Senior Vice President, Finance, in 1987.

    Mr. Finkelstein has served as President and Chief Executive Officer of the Company since July 1, 1997, and was Chief Operating Officer of the Company from December, 1987 until June 30, 1997. He has been a director of the Company since 1987.

    Mr. Fox was elected Executive Vice President of the Company in August, 1994, and was Senior Vice President, Real Estate, of the Company from 1988 until August, 1994. He has been a Director of the Company since 1989.

    Mr. Gregory was elected a Director of the Company on November 13, 1996. He was a director of Supercuts, Inc. from 1991 until Supercuts was acquired by a subsidiary of the Company on October 25, 1996. He was Chairman of the Board of Supercuts from January 4, 1996 until October 25, 1996, and served as interim Chief Executive Officer of Supercuts from January 4, 1996 until January 31, 1996. From 1980 through 1994, Mr. Gregory held various executive positions with Sizzler International, Inc. and its predecessors, including President, Chief Executive Officer, Director and Vice Chairman. He is currently a director of the Cheesecake Factory, Inc. and J J North Restaurants.

    Mr. Hawn was elected a Director of the Company in 1991. He is a managing director and a founder of Goldner Hawn Johnson & Morrison Incorporated, a private investment firm.

    Ms. Hoyt was elected a Director of the Company in 1995. She is Executive Vice President of Human Resources of Staples, Inc. From 1991 to 1996, she was Executive Vice President of Store Operations for the Dayton Hudson Department Stores Division of Dayton Hudson Corporation.

    Mr. David Kunin was elected a Director of the Company on February 4, 1997. He is the Chief Executive Officer of Anasazi Exclusive Salon Products, LLC, an 80%-owned subsidiary of the Company. Since July, 1990, he has been employed at various positions at Regis Corporation and was Vice President, Marketing, of the Company from November, 1992, until February 4, 1997, when he was elected Chief Executive Officer of Anasazi Exclusive Salon Products, LLC, and Vice President of The Regis Foundation. He is the son of Myron Kunin.

    Mr. Myron Kunin is a founder of the Company and has served as a Director since the Company's formation in 1954. He was President and Chief Executive Officer from 1965 to June 30, 1996, and has been Chairman of the Board of Directors since 1983. He is Chairman of the Board and holder of a majority of the voting shares of Curtis Squire, Inc., the Company's principal shareholder. He is also a director of Nortech Systems Incorporated, and The Cerplex Group, Inc.

                      FUNCTIONING OF BOARD AND COMMITTEES

    During the fiscal year ended June 30, 1997, the Board of Directors held five meetings.

    The Company has a standing audit committee, presently composed of Messrs. Bjelland, Hawn, Gregory and Finkelstein and Ms. Hoyt. The committee held two meetings during the fiscal year ended June 30, 1997. The committee's primary responsibilities are to recommend to the Board of Directors the engagement of the Company's independent auditors, review with the independent auditors the plan and results of the audit engagement, and review the adequacy of the Company's internal accounting controls.

    The Company has a standing compensation committee composed of Messrs. Bjelland and Hawn and Ms. Hoyt. The committee's primary responsibilities are to recommend levels of executive compensation to the Board of Directors and to consider and recommend the establishment of various compensation plans for the Company. The compensation committee held two meetings during the last fiscal year.

    The Company does not have a standing nominating committee of the Board of Directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors consists of Mr. Hawn, Mr. Bjelland and Ms. Hoyt, independent outside Directors. The Compensation Committee has responsibility for administering the Company's incentive plans and setting policies that govern annual compensation and long-term incentives for the principal executive officers of the Company.

    The Company's executive compensation policies are intended to permit the Company to attract and retain talented executives and to align the financial interests of the Company's management with those of its stockholders. Historically, the Company has sought to accomplish its objectives of attracting and retaining executives by providing for competitive salary levels and occasional cash bonus awards based upon individual performance, subjectively determined by the Chief Executive Officer. The principal executive officers of the Company, other than the Chairman of the Board, were permitted in 1988 to purchase substantial numbers of restricted shares of the Company's common stock under agreements which provide for vesting over time. The loans incurred by such officers for such purchases were paid from the proceeds of special bonuses to such officers in 1991, which also included payments of the income taxes incurred by such officers with respect to such bonuses. As a result of these transactions, and the grant of certain stock options, all of the Company's principal executive officers named in the Summary Compensation Table have substantial ownership positions in the common stock of the Company, aligning their interests directly with those of the other stockholders in both the risks and rewards of ownership of the Company's common stock.

    The Company's stock option program provides compensation opportunities that directly link the interests of management and shareholders, and aid in retaining key executive officers. Executive officers are eligible for annual grants of stock options. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. These factors are not assigned pre-determined relative weights. All individual stock option grants for non-executive officers are reviewed and approved by the Committee. All such grants for executive officers are awarded solely by the Committee, based on recommendations of management. Executive officers receive gains from exercised stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

    At the beginning of each fiscal year, the Compensation Committee reviews annual salary recommendations for the Company's executives made by the Chief Executive Officer and approves, with any modifications it deems appropriate, such recommendations. The annual salary recommendations are made by the Chief Executive Officer, and approved or modified by the Compensation Committee, based upon industry practice and national surveys of compensation packages, as well as evaluations of the individual executive's responsibilities and past and expected future performance. The Compensation Committee fixes the salary of the Chief Executive Officer based on a review of competitive compensation data, and the Committee's assessment of his past performance and its expectation as to his future performance in leading the Company. No element of the compensation of the principal executive officers during the year ended June 30, 1997 was variable or determined with reference to the performance, financial or otherwise, of the Company.

    During the last fiscal year, the Committee approved a long-term compensation agreement with Myron Kunin, the Chairman of the Board of Directors. The agreement provides that he will continue to render services to the Company for not less than ten years and thereafter as mutually agreed upon between Mr. Kunin and the Company. Mr. Kunin is a founder of the Company, has served as an officer of the Company since 1954 and was its Chief Executive Officer from 1965 until June 30, 1996. In the Committee's view, the scope and depth of Mr. Kunin's knowledge of the hair care industry is unrivaled and the Committee believes that it is of the utmost importance for the Company to retain his services for as long as possible.

                                          Rolf F. Bjelland
                                          Van Zandt Hawn
                                          Susan Hoyt
                                          MEMBERS OF THE COMPENSATION COMMITTEE

                           SUMMARY COMPENSATION TABLE

    The following table shows, for the fiscal years ended June 30, 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's chief executive officer and each of the other four most highly compensated executive officers of the Company as of June 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMPENSATION AWARDS
                                                          --------------------------------------------
                                  ANNUAL COMPENSATION                                   ALL OTHER
                                ------------------------                               COMPENSATION
 NAME AND PRINCIPAL POSITION     FISCAL YEAR   SALARY($)   BONUS($)    OPTIONS(#)         ($)(1)
------------------------------  -------------  ---------  -----------  -----------  ------------------
Myron Kunin                            1997      600,000      --           --            142,107(2)
  Chairman of the Board                1996      600,000      --           --            142,111(2)
                                       1995      600,000      --          150,000        151,120(2)

Paul D. Finkelstein                    1997      500,000      --           --             28,977
  President and Chief                  1996      450,000      --           --             28,977
  Executive Officer                    1995      400,000      50,000      150,000         25,477

Christopher A. Fox                     1997      245,000      --            4,000         16,098
  Executive Vice President             1996      250,000      --            6,000         16,101
                                       1995      225,000      25,000        6,000         14,330

William E. Halfacre                    1997      225,000      --            4,000         14,488
  Senior Vice President,               1996      225,000      --            6,000         14,488
  Retail and Purchasing                1995      175,000      25,000        6,000         11,146

Frank E. Evangelist                    1997      205,000      --           --             12,879
  Senior Vice President,               1996      200,000      --            6,000         12,876
  Finance and Secretary                1995      190,000      10,000        6,000         12,101

------------------------

(1) Represents the dollar value of shares of the Company and cash allocated to such officers pursuant to the Company's Executive Stock Award Plan, based on the average purchase price for such shares.

(2) Includes life insurance premiums on the life of Mr. Kunin in amounts of $103,471 for each of 1997 and 1996, and $112,905 for 1995.

                              STOCK OPTION GRANTS

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth for each of the named executives the stock options granted by the Company in fiscal 1997 and the potential value of these stock options and stock appreciation rights determined pursuant to Securities and Exchange Commission requirements.

                                                                                                          POTENTIAL REALIZABLE
                                                                 INDIVIDUAL GRANTS                      VALUE AT ASSUMED ANNUAL
                                                           ------------------------------                 RATES OF STOCK PRICE
                                                             % OF TOTAL                                 APPRECIATION FOR OPTION
                                                OPTIONS    OPTIONS GRANTED   EXERCISE OR                          TERM
                                                GRANTED    TO EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------
NAME                                              (#)        FISCAL YEAR       ($/SH)         DATE       5%($)(1)     10%($)(1)
--------------------------------------------  -----------  ---------------  -------------  -----------  -----------  -----------
Myron Kunin.................................           0
Paul D. Finkelstein.........................           0
Christopher A. Fox..........................       4,000           1.3%           23.25       6/22/07       58,488      148,214
Frank E. Evangelist.........................           0
William E. Halfacre.........................       4,000           1.3%           23.25       6/22/07       58,488      148,214

------------------------

(1) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                    STOCK OPTION EXERCISES AND OPTION VALUES

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 1997 and the number and value of exercisable and unexercisable stock options held at June 30, 1997.

                                                                      NUMBER OF SECURITIES        VALUE OF
                                                                           UNDERLYING            UNEXERCISED
                                                                           UNEXERCISED          IN-THE-MONEY
                                                                        OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                                                           YEAR-END(#)         YEAR-END($)(1)
                                                                      ---------------------  -------------------
                                    SHARES ACQUIRED  VALUE REALIZED       EXERCISABLE/          EXERCISABLE/
NAME                                  ON EXERCISE           $             UNEXERCISABLE         UNEXERCISABLE
----------------------------------  ---------------  ---------------  ---------------------  -------------------
Myron Kunin.......................             0                0        45,000/105,000       672,975/1,570,275
Paul D. Finkelstein...............             0                0        45,000/105,000       725,625/1,693,125
Christopher A. Fox................             0                0         17,100/43,900        251,822/578,723
Frank E. Evangelist...............             0                0         17,100/39,900        251,822/577,004
William E. Halfacre...............             0                0         17,700/23,800        263,127/252,098

------------------------

(1) Value of unexercised in-the-money-options is determined by multiplying the difference between the exercise price per share and $23.625, the closing price per share on June 30, 1997, by the number of shares subject to such options.

                             DIRECTOR COMPENSATION

    Messrs. Bjelland and Hawn, and Ms. Hoyt, who are not employees of the Company, received fees of $15,000 during the last fiscal year. Mr. Gregory, who also is not employed by the Company and who became a director on November 13, 1996, received a fee of $11,250 during the last fiscal year. The Company has granted to each such director options to purchase 3,000 shares of common stock at an exercise price of $23.25 per share.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission's regulations to furnish the Company with copies of all such reports.

    To the knowledge of the Company, based solely on a review of copies of reports filed with the Commission during the fiscal year ended June 30, 1997, all applicable Section 16(a) filing requirements were complied with.

                    APPROVAL OF INCREASE IN AVAILABLE SHARES
                   UNDER THE COMPANY'S 1991 STOCK OPTION PLAN

PURPOSE OF PLAN

    The purpose of the Company's 1991 Stock Option Plan (the "Plan") is to motivate key personnel to produce a superior return to the Shareholders of the Company by offering such persons an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

ADMINISTRATION

    The Plan is administered by a committee (the "Committee") of three directors who are not employees of the Company. The Committee has the exclusive power to grant options under the Plan and to determine when and to whom options will be granted, and the form, amount and other terms and conditions of each grant, subject to the provisions of the Plan. The Committee has the authority to interpret the Plan and any grant or agreement made under the Plan.

ELIGIBILITY AND NUMBER OF SHARES

    All employees of the Company and its affiliates are eligible to receive grants under the Plan at the discretion of the Committee. The total number of shares of Company common stock available for distribution under the Plan is 2,200,000, increased from 1,650,000 by the Company's Board of Directors on May 6, 1997, subject to Shareholder approval, and subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. As of August 29, 1997, options were outstanding for approximately 1,385,000 shares, excluding outstanding options, separate from the Plan, for approximately 160,000 shares resulting from the conversion of Supercuts options pursuant to the Regis-Supercuts merger. After considering options exercised and outstanding, only 56,150 shares are currently available for future grants under the Plan. The Committee believes that to further the purpose of the Plan as the Company continues to grow, the authorized number of available shares should be increased to 2,200,000, approximately 10% of the Company's outstanding shares.

TYPES OF GRANTS

    The Committee has discretion to determine whether an option grant shall be an incentive stock option or a non-qualified option. Subject to certain restrictions applicable to incentive stock options, options will be exercisable by the recipients at such times as are determined by the Committee, but in no event may the term of a non-qualified option be longer than 15 years after the date of grant (ten years with respect to an incentive option and five years with respect to an incentive option granted to an employee holding 10% or more of the Company's stock). Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Committee may determine, except that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of the stock on the date of grant of such option (110% in the case of a grant to a 10% or greater Shareholder).

    The purchase price payable upon exercise of options may be paid in cash or by delivering stock already owned by the holder (where the fair market value of the shares delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement.

TRANSFERABILITY

    During the lifetime of an employee to whom an option has been granted, only such employee, or such employee's legal representative, may exercise an option. No options may be sold, assigned, transferred, exchanged, or otherwise encumbered except to a successor in the event of an option holder's death.

AMENDMENT OR TERMINATION

    The Board of Directors may amend or discontinue the Plan at any time, but no amendment or termination shall be made that would impair the rights of any holder of any option granted before such amendment or termination.

FEDERAL TAX CONSIDERATIONS

    The Company has been advised by its counsel that grants made under the Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

    INCENTIVE STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result in the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

    Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a

"disqualifying disposition"), such recipient will be considered to have realized, as compensation taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on such disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

    The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

    NON-QUALIFIED STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

VOTING REQUIREMENTS; RECOMMENDATION

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the Annual Meeting is required for approval of the proposed amendment to the Plan. Proxies solicited by the Board of Directors will be voted for approval of the amendment, unless shareholders specify otherwise in their proxies.

    For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the amendment is considered to be present and entitled to vote on the approval of the amendment at the Annual Meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the amendment shall not be considered present and entitled to vote on the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE AVAILABLE SHARES UNDER THE 1991 STOCK OPTION PLAN.

                         COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Company's stock for the last five fiscal years with the cumulative total return of the Standard and Poor's 500 Stock Index and the cumulative total return of a peer group index (the "Peer Group") constructed by the Company. The comparison assumes the initial investment of $100 in the Company's common stock, the S&P 500 Index, and the Peer Group on June 30, 1992 and that dividends, if any, were reinvested.

        REGIS    S & P 500  PEER GROUP
1992   $100.00    $100.00    $100.00
1993   $124.19    $113.63     $94.74
1994   $167.74    $115.23     $99.13
1995   $248.36    $145.27    $100.06
1996   $607.13    $183.04    $119.68
1997   $460.71    $246.32    $128.90

    The Peer Group includes the following companies in the retail specialty business based upon total weighted market capitalization: Ann Taylor Stores Corporation; The Barbers, Hairstyling for Men & Women, Inc.; Deb Shops, Inc.; Gantos, Inc.; The Gap, Inc.; The Limited, Inc.; Musicland Stores Corporation; and Perfumania, Inc. The members of the Peer Group were selected by the Company because they operate in a similar retail environment and are primarily located in shopping malls with operations which extend over a wide geographic area. The Barbers, Hairstyling for Men & Women, Inc., is included because its business of franchising hair care salons is comparable to the business of the Company's Supercuts subsidiary.

                            EMPLOYMENT ARRANGEMENTS

    The Company has entered into unfunded deferred compensation agreements with its senior executive officers (excluding the Chairman). Each of these agreements provides that (a) if such executive officer becomes disabled while employed by the Company, the Company will pay to such executive officer $60,000 per year ($100,000 per year in the case of Mr. Finkelstein) during each year that such executive officer remains disabled until the earlier to occur of age 65 or death, and (b) upon retirement after 20 years' service with the Company or after reaching age 65, or death, while disabled or employed by the Company, such executive officer or his designated beneficiary will receive the annual deferred compensation amount for 15 years. Payments are further conditioned upon the officers not rendering services for any competitor of the Company during the period of the payments. The Company carries insurance on the lives of each of the persons covered by deferred compensation agreements, is entitled to the cash values and the death proceeds from these policies, and may, but is not required to, use cash values or death proceeds from these policies to pay deferred compensation.

    During the last fiscal year, the Company entered into an agreement with Myron Kunin, its Chairman, providing that Mr. Kunin will continue to render services to the Company until at least May, 2007, and for such further period as may be mutually agreed upon between Mr. Kunin and the Company. The Company has agreed to pay Mr. Kunin an annual amount of $600,000, to be increased annually in proportion to any increase in the Consumer Price Index from July 1, 1996, for the remainder of his life. Mr. Kunin has agreed that during the period for which payments to him are made as provided in the Agreement, he will not engage in any business competitive with the business conducted by the Company.

    In 1994, the Company entered into a survivor benefit agreement with Mr. Kunin, providing that upon his death the Company shall pay to his wife, if she survives him, $300,000 annually for the remainder of her life, subject to annual adjustment based on any increases in the Consumer Price Index from July 1, 1995. The Company intends to fund its future obligations under this agreement through insurance policies on Mr. Kunin's life.

                              CERTAIN TRANSACTIONS

    During the last fiscal year, the Company paid Thomas Gregory, a director of the Company, $66,667 for consulting services. Pursuant to an agreement between Mr. Gregory and Supercuts, Mr. Gregory will receive $8,333.33 per month through October, 2000 for his services.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of August 31, 1997, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director, by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

                                                                                      NUMBER OF SHARES
                                                                                        BENEFICIALLY      PERCENT OF
NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP                                             OWNED(2)           CLASS
------------------------------------------------------------------------------------  -----------------  -------------
Curtis Squire, Inc. ................................................................       5,625,125            23.5%
7201 Metro Boulevard
Minneapolis, MN 55439
Myron Kunin (1)

Paul D. Finkelstein.................................................................         355,750             1.5%

Christopher A. Fox..................................................................          92,850           *

Frank E. Evangelist.................................................................          77,850           *

William E. Halfacre.................................................................          24,952           *

Rolf F. Bjelland....................................................................          19,875           *

Van Zandt Hawn......................................................................          20,565           *

Susan Hoyt..........................................................................           5,250           *

Thomas L. Gregory...................................................................           6,550           *

David B. Kunin......................................................................          16,500           *

All executive officers and directors as a group (fifteen persons) (3)...............       6,315,426            26.4%

------------------------

 *  less than 1%

(1) Myron Kunin owns a majority of the voting stock of Curtis Squire, Inc., and thereby has sole voting and investment power with respect to all shares of the Company owned by Curtis Squire, Inc.

(2) Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days as follows: 45,000 shares by each of Messrs. Myron Kunin and Finkelstein, 17,100 shares by each of Messrs. Fox and Evangelist, 18,600 shares by Mr. Halfacre, 18,750 shares by Mr. Bjelland, 12,000 shares by Mr. Hawn, 5,250 shares by Ms. Hoyt, 4,950 shares by Mr. Gregory, 16,500 shares by Mr. David Kunin; and 270,868 shares by all directors and executive officers as a group.

(3) Includes shares held by Curtis Squire, Inc.

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ended June 30, 1997 and for the current year ending June 30, 1998. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the Company's next annual meeting of shareholders must be received by the Secretary of the Company at the Company's executive offices, 7201 Metro Boulevard, Minneapolis, Minnesota 55439, no later than May 12, 1998.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1997 is being mailed to the shareholders with this proxy statement.

    The Company will furnish without charge to any shareholder submitting a request a copy of the Company's Form 10-K Annual Report for the year ended June 30, 1997 to the Securities and Exchange Commission, including the financial statements and schedules thereto. Such request should be directed to Frank E. Evangelist, Secretary of the Company, at its address stated herein.

                                    GENERAL

    The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

    In order that your shares may be represented if you do not plan to attend the meeting, please sign, date and return your proxy promptly. In the event you are able to attend, at your request we will cancel the proxy.

                                          By Order of The Board of Directors
                                          FRANK E. EVANGELIST
                                          SECRETARY

September 16, 1997

                              [REGIS CORPORATION]

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 14, 1997

    The undersigned hereby appoints Myron Kunin and Frank E. Evangelist and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Regis Corporation (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on October 14, 1997, and at any and all adjournments thereof.

1.  Election of directors.

   NOMINEES: Rolf F. Bjelland, Frank E. Evangelist, Paul D. Finkelstein,
    Christopher A. Fox, Thomas L. Gregory, Van Zandt Hawn,
                 Susan Hoyt, David B. Kunin, Myron Kunin

     / / FOR all nominees above,       / / WITHHOLD AUTHORITY to vote
       except vote withheld from         for all nominees listed above,
       individual nominees               (if any).

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE
    A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. To act upon a proposal to increase the number of shares of the Company available under the Company's 1991 Stock Option Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

3. In their discretion, on such other matters as may properly come before the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR all the nominees listed in paragraph 1 and FOR the proposal in paragraph 2.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                                              DATED _____________________ , 1997
                                              __________________________________
                                                 (SIGNATURE OF SHAREHOLDERS)
                                              __________________________________
                                                 (SIGNATURE OF SHAREHOLDERS)

                                              WHERE STOCK IS REGISTERED JOINTLY
                                              IN THE NAMES OF TWO OR MORE
                                              PERSONS ALL SHOULD SIGN.
                                              SIGNATURE(S) SHOULD CORRESPOND
                                              EXACTLY WITH THE NAME(S) AS SHOWN
                                              ABOVE. PLEASE SIGN AND DATE AND
                                              RETURN PROMPTLY IN THE ENCLOSED
                                              ENVELOPE. NO POSTAGE NEED BE
                                              AFFIXED IF MAILED IN THE UNITED
                                              STATES.